UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

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EAGLE FINANCIAL SERVICES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EAGLE FINANCIAL SERVICES, INC.

2 East Main Street

P.O. Box 391

Berryville, Virginia 22611

NOTICE OF 2013 ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders (the “Annual Meeting”) of Eagle Financial Services, Inc. (the “Company”) will be held on Wednesday, May 15, 2013, at Noon at the John H. Enders Fire Company Social Hall, Berryville, Virginia. The purpose of the meeting shall be as follows:

1.	To elect five (5) Directors, Thomas T. Gilpin, John R. Milleson, Robert E. Sevila, Robert W. Smalley, Jr. and James T. Vickers for a term of three (3) years.

2.	To ratify the appointment of Smith Elliott Kearns & Company, LLC, as our independent registered public accounting firm for the year ending December 31, 2013.

3.	To approve, in an advisory, non-binding vote, the compensation of the Company’s named executive officers disclosed in the Proxy Statement.

4.	To recommend, in an advisory, non-binding vote, the frequency of future advisory votes on executive compensation.

5.	To transact such other business as shall properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 1, 2013, as the record date for determining the shareholders of the Company entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

By order of the Board of Directors,

James W. McCarty, Jr.
Vice President and Secretary-Treasurer

Berryville, Virginia

April 15, 2013

Whether or not you plan to attend the Annual Meeting, it is important your shares be represented and voted. Please complete, sign, date and return the enclosed proxy promptly in the postage-paid envelope provided. The enclosed proxy, when returned properly executed, will be voted in the matter directed in the proxy.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 15, 2013:

The proxy statement and the Company’s 2012 annual report on Form 10-K are available at

www.bankofclarke.com/2013annualmeeting.html

EAGLE FINANCIAL SERVICES, INC.

2 East Main Street

P.O. Box 391

Berryville, Virginia 22611

PROXY STATEMENT

2013 ANNUAL MEETING OF SHAREHOLDERS

May 15, 2013

This Proxy Statement is being furnished to the shareholders of Eagle Financial Services, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on May 15, 2013, at Noon at the John H. Enders Fire Company Social Hall, Berryville, Virginia, and at any adjournment thereof.

The cost of solicitation of proxies and preparation of proxy materials will be borne by the Company. Solicitations of proxies will be made by use of the United States mail and may be made by direct or telephone contact by employees of the Company. Brokerage houses and nominees will be requested to forward the proxy materials to the beneficial holders of the shares held of record by these persons, and the Company will reimburse them for their reasonable charges in this connection. Shares represented by duly executed proxies in the accompanying form received by the Company prior to the meeting and not subsequently revoked will be voted at the meeting. The approximate date on which this proxy statement, the accompanying proxy card and Annual Report to Shareholders (which is not part of the Company’s soliciting materials) are being mailed to the Company’s shareholders is April 15, 2013.

Where a shareholder directs in the proxy a choice with respect to any matter that is to be voted on, that direction will be followed. If no direction is made, proxies will be voted in favor of the election of the Directors and in the best judgment of Messrs. Randall G. Vinson, Thomas T. Byrd and James R. Wilkins, Jr. on such other business, if any, which may properly come before the meeting or any adjournment. Any person who has returned a proxy has the power to revoke it at any time before it is exercised by submitting a subsequently dated proxy, by giving notice in writing to the Secretary of the Company, or by voting in person at the meeting.

The close of business on April 1, 2013, has been fixed as the record date for the Annual Meeting and any adjournment thereof. The number of shares of Common Stock outstanding on that date and entitled to vote at the Annual Meeting was 3,372,080. Each outstanding share of the Company’s Common Stock is entitled to one vote on all matters submitted to shareholders at the meeting. There are no cumulative voting rights. A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

A shareholder may abstain or (only with respect to the election of directors) withhold his or her vote (collectively, “Abstentions”) with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will not be counted as voting in favor of or against the relevant item.

A broker who holds shares in “street name” has the authority to vote on certain items when it has not received instructions from the beneficial owner. Except for certain items for which brokers are prohibited from exercising their discretion, a broker is entitled to vote on matters presented to shareholders without instructions from the beneficial owner. “Broker shares” that are voted on at least one matter will be counted for purposes of determining the existence of a quorum for the transaction of business at the Annual Meeting. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a “broker nonvote.” Under the circumstances where the broker is not permitted to, or does not, exercise its discretion, assuming proper disclosure to the Company of such inability to vote, broker nonvotes will not be counted as voting in favor of or against the particular matter. A broker is prohibited from voting on proposals one, three, and four without instructions from the beneficial owner; therefore, their votes will not be treated as present or represented at the meeting and will not be included in determining whether a quorum is present. There may be broker nonvotes on proposals one, three, and four. A broker may vote on proposal two, therefore, no broker nonvotes are expected to exist in connection with this proposal. If you held your shares in street name, you must vote your shares if you wish your shares to be voted in any of the proposals at the annual meeting.

The purposes of the meeting are to elect Directors and hold advisory votes on the Company’s executive compensation and the frequency of future votes on executive compensation and vote on such other business, if any, that may properly come before the meeting or any adjournment. The Board of Directors is not aware of any matters other than those described in this Proxy Statement that may be presented for action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting, the persons named in the enclosed proxy card possess discretionary authority to vote in accordance with their best judgment with respect to such other matters.

PROPOSAL ONE – ELECTION OF DIRECTORS

The Board of Directors of the Company is structured into three classes (I, II, and III) with one class elected each year to serve a three-year term. The term of Class I Directors will expire at the Annual Meeting. The persons named below, all of whom are currently members of the Board, will be nominated to serve as Class I Directors. If elected, the Class I nominees will serve until the 2016 Annual Meeting of Shareholders. All nominees have consented to be named and have indicated their intent to serve if elected. Those nominees receiving the greatest number of votes shall be deemed elected even though they may not receive a majority. Abstentions and broker non-votes will not be considered a vote for, or a vote against, a Director.

Certain information concerning the nominees for election at the Annual Meeting as Class I Directors is set forth below, as well as certain information about the Class II and III Directors, who will continue in office until the 2014 and 2015 Annual Meetings of Shareholders, respectively. The following biographical information discloses each Director’s age, principal occupation during the last five years and the year that each individual was first elected to the Board of Directors of the Company or previously to the Board of Directors of Bank of Clarke County (the “Bank”), the predecessor to and now a wholly owned subsidiary of the Company. In addition, the following information includes the particular experiences, qualifications, attributes and skills that lead the Board to conclude that each person should serve as a Director.

The Board of Directors recommends a vote FOR the Directors nominated to serve as Class I Directors.

Class I (Nominees to be elected to serve until the 2016 Annual Meeting):

Thomas T. Gilpin, 60, has been a Director since 1986.

Mr. Gilpin is the Chairman of the Board of both the Company and the Bank. He is the President of Lenoir City Company, a real estate investment company in Winchester, Virginia. He is also President of Clarco Corporation, which operates as Northside Lanes, a bowling center in Winchester, Virginia. He is also a Board member for Winchester Medical Center Board of Trustees. Mr. Gilpin’s broad experience provides the Company leadership and consensus-building skills to guide the Board through critical discussions regarding its current challenges and future strategic initiatives.

John R. Milleson, 56, has been a Director since 1999.

Mr. Milleson has been the President and Chief Executive Officer of both the Company and the Bank since 1999. From 1997 to 1999, he was Executive Vice President and Secretary-Treasurer of the Company and Executive Vice President and Chief Administrative Officer of the Bank. He brings operational risk management and financial accounting knowledge.

Robert E. Sevila, 69, has been a Director since December 2012.

Mr. Sevila is a principal with Sevila, Saunders, Huddleston and White, P.C. in Leesburg, VA. Mr. Sevila joined the firm in 1974 and his practice emphasizes land use and administrative and municipal law, civil litigation, real estate and commercial law. Having served in local government elected positions, his knowledge of the Loudoun County market is valuable for the Company’s future growth opportunities.

Robert W. Smalley, Jr., 61, has been a Director since 1989.

Mr. Smalley is the President of Smalley Package Co., Inc., a company focused on real estate management in Berryville, Virginia. He is also the Vice Chairman of Loudoun Mutual Insurance Company, a property and casualty insurance provider in the State of Virginia. Mr. Smalley’s institutional knowledge and longstanding board service make him a distinctively qualified member of the board.

James T. Vickers, 60, has been a Director since 2001.

Mr. Vickers is the Chief Executive Officer of Oakcrest Companies, a family of real estate-related companies in Winchester, Virginia. Mr. Vickers has gained practical business experience during the course of his successful career in the real estate industry. His first-hand knowledge of real estate development and the real estate markets in which the Company operates proves valuable as the Company works through the current economic challenges.

Class II (Incumbent directors to serve until the 2014 Annual Meeting):

Thomas T. Byrd, 67, has been a Director since 1995.

Mr. Byrd is the President and Publisher of Winchester Evening Star, Inc., a newspaper publishing company headquartered in Winchester, Virginia. Through his experiences, Mr. Byrd has developed relevant financial, accounting and compliance knowledge.

Douglas C. Rinker, 53, has been a Director since 2006.

Mr. Rinker is the Chairman of the Board and President of Winchester Equipment Company, an equipment sales and service company in Winchester, Virginia. As the chief executive officer of a successful company, Mr. Rinker provides the Board with valuable insight and guidance on the issues of corporate strategy, business community growth and risk management. Additionally, Mr. Rinker has demonstrated his commitment to the community by assisting several community and civic organizations.

John D. Stokely, Jr., 60, has been a Director since 2006.

Mr. Stokely is the President and owner of Cavalier Land Development Corp., a real estate development company in Oakton, Virginia. His broad experience and perspective as an entrepreneur brings to the Board a substantial resource with respect to finance, strategic planning and corporate governance.

Class III (Incumbent directors to serve until the 2015 Annual Meeting):

Mary Bruce Glaize, 57, has been a Director since 1998.

Mrs. Glaize is a former educator and local volunteer at the Shenandoah Valley Discovery Museum. Her involvement in the communities in which the Company operates allows her to identify the needs of the Bank’s customers and potential customers.

Randall G. Vinson, 66, has been a Director since 1985.

Mr. Vinson is a retired Pharmacist and previous Owner of Berryville Pharmacy in Berryville, Virginia. Mr. Vinson brings an entrepreneurial perspective as well as an understanding of the importance of oversight and risk management.

James R. Wilkins, Jr., 67, has been a Director since 1998.

Mr. Wilkins is the Vice President of Silver Lake Properties, Inc. and JRW Properties and Rentals, Inc. and a member of Silver Lake, LLC, Wilkins Investments, L.P. and Wilkins Enterprises, L.P. These entities are real estate development and management companies in Winchester, Virginia. He is also a Board member for Winchester Medical Center Board of Trustees. Until May 2005, Mr. Wilkins was President of Wilkins ShoeCenter, Inc., a footwear retailer in Winchester, Virginia. As a former board member of a public financial institution, Mr. Wilkins brings significant expertise in the areas of management, strategic planning and business development.

Executive Officers Who Are Not Directors

Robert C. Boyd, 60, has served as Senior Vice President and Senior Credit Officer of the Bank since December 2010. Prior to joining the Company, Mr. Boyd served as Commercial Relationship Manager with StellarOne from June 2009 to November 2010. From February 2009 to July 2009, Mr. Boyd served as a Loan Review consultant with Thurmond Clower & Associate. From July 2007 to January 2009 Mr. Boyd served as Executive Vice President and Market Manager with United Bank and from December 2005 to June 2007 as Senior Lender and Credit Officer with The Marathon Bank.

Kathleen J. Chappell, 46, has served as Vice President and Chief Financial Officer of the Company and Senior Vice President and CFO of the Bank since January 2009. From 2005 to 2008 she served as Senior Vice President and Chief Financial Officer of Middleburg Financial Corporation.

Kaley P. Crosen, 47, has served as Senior Vice President and Human Resources Director since 2008. Ms. Crosen served as Vice President of Human Resources from 1999 to 2008.

Dale L. Fritts, 63, has served as Senior Vice President and Senior Loan Officer of the Bank since 2008. Mr. Fritts served as Senior Vice President and Associate Senior Lender from 2004 to 2008.

John E. Hudson, 55, has served as Senior Vice President and Marketing Director of the Bank since 2003. Mr. Hudson served as Vice President and Marketing Director of the Bank from 1994 to 2003.

James W. McCarty, Jr., 43, has served as Vice President and Secretary-Treasurer of the Company and Executive Vice President and Chief Administrative Officer of the Bank since 2008. Mr. McCarty served as Vice President and Chief Financial Officer of the Company from 1997 to 2008. Mr. McCarty served as Senior Vice President and Chief Financial Officer of the Bank since 2000.

Elizabeth M. Pendleton, 64, has served as Senior Vice President and Senior Trust Officer of the Bank since 2000. Mrs. Pendleton served as Vice President and Trust Officer of the Bank from 1998 until 2000.

SECURITY OWNERSHIP

Ownership of Directors and Executive Officers

The following table sets forth, as of March 20, 2013, certain information with respect to beneficial ownership of shares of Common Stock by each of the members of the Board of Directors, by each of the executive officers included in the “Summary Compensation Table” below (collectively, the “named executive officers”) and by all Directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
Thomas T. Byrd	47,116	(3)	1.40%
Kathleen J. Chappell	4,438	(4)	*
Thomas T. Gilpin	138,508	(3)	4.11%
Mary Bruce Glaize	6,010	(3)	*
James W. McCarty, Jr.	28,017	(4)(5)	*
John R. Milleson	84,871	(4)(5)	2.51%
Douglas C. Rinker	6,566		*
Robert E. Sevila	300		*
Robert W. Smalley, Jr.	17,850	(3)	*
John D. Stokely, Jr.	9,193		*
James T. Vickers	22,243		*
Randall G. Vinson	38,121	(3)	1.13%
James R. Wilkins, Jr.	224,167	(3)	6.65%

Directors and executive officers as a group (18 persons)	687,536	(3)(4)(5)	20.27%

*	Percentage of ownership is less than one percent of the outstanding shares of Common Stock.
(1)

For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has, or shares, the power to vote, or direct the voting, of the security or the power to dispose of, or direct, the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.

(2)	Based on 3,372,080 shares issued and outstanding at March 20, 2013.
(3)

Amounts presented include shares of Common Stock that the individuals beneficially own indirectly through family members and affiliated companies and other entities as follows: Mr. Byrd, 47,116; Mr. Gilpin, 98,214; Mrs. Glaize, 256; Mr. Smalley, 6,889; Mr. Vinson, 11,076; Mr. Wilkins, 98,064.

(4)	Amounts presented include shares of Common Stock held in the Bank of Clarke County Employee 401(k) Savings and Stock Ownership Plan as follows: Mr. McCarty, 3,575; Mr. Milleson, 15,400.
(5)

Amounts include shares of Common Stock which may be acquired pursuant to currently exercisable stock options. Information regarding the number of exercisable options is disclosed in the “Outstanding Equity Awards” table within this proxy statement.

Ownership of Certain Beneficial Owners

The following table sets forth, as of March 20, 2013, certain information with respect to the beneficial ownership of shares of Common Stock by each person who owns, to the Company’s knowledge, more than 5% of the Company’s Common Stock.

Name and Address	Number of Shares		Percent of Class (%) (1)
James R. Wilkins, Jr. 13 South Loudoun Street Winchester, Virginia 22601	224,167	(2)	6.65

(1)	Based on 3,372,080 shares issued and outstanding at March 20, 2013.
(2)	Amount includes 36,000 shares held as trustee under the terms of certain trusts and 62,064 shares held by affiliated companies and other entities.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and any persons who own more than 10% of the outstanding shares of Common Stock, to file with the Securities and Exchange Commission (the “SEC”) reports of ownership and changes in ownership of Common Stock. Directors and executive officers are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on review of the copies of such reports furnished to the Company or written representation that no other reports were required, the Company believes that, during the 2012 year, all filing requirements applicable to its officers and directors were satisfied other than as follows: Mr. Boyd – two late reports reporting two transactions; Mr. Byrd – one late report reporting three transactions; Ms. Chappell – three late reports reporting three transactions; Ms. Crosen – two late reports reporting two transactions; Mr. Fritts – two late reports reporting three transactions; Mr. Hudson – two late reports reporting two transactions; Mr. McCarty – two late reports reporting three transactions; Mr. Milleson – two late reports reporting two transactions; Ms. Pendleton – three late reports reporting four transactions; Mr. Sevlia – one late report on Form 3; Mr. Vinson – one late report reporting one transaction.

CORPORATE GOVERNANCE AND

THE BOARD OF DIRECTORS

General

The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Bylaws. Members of the Board are kept informed of the Company’s business through discussions with the Chairman of the Board, the President and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

Independence of the Directors

The Board of Directors has determined that the following ten individuals of its total 11 members are independent as defined by the listing standards of the NASDAQ Stock Market (“NASDAQ”): Mrs. Glaize and Messrs. Byrd, Gilpin, Rinker, Sevila, Smalley, Stokely, Vickers, Vinson and Wilkins. The Board of Directors considered the relationship between the Company and Mr. Byrd, who is the President of a newspaper company with which the Bank advertises, in determining that he was independent under NASDAQ’s listing standards. There are no relationships between the Company and any other independent director. The only Director not considered independent is Mr. Milleson, who serves as the President and Chief Executive Officer of the Company.

Board Leadership Structure and Risk Oversight

The Company has been operating for over 132 years using a board leadership structure in which the President and Chief Executive Officer (“CEO”) and Chairman of the Board of Directors positions are filled by separate individuals. The Company believes that its leadership structure is appropriate because by having an outside independent Chairman, there exists a certain degree of control and balanced oversight of the management of the Board’s functions and its decision making processes. In accordance with the Company’s bylaws, the Board of Directors elects the CEO and the Chairman, and each of these positions may be held by the same person or may be held by two persons. Under the Company’s Corporate Governance Guidelines, the Board does not have a policy, one way or the other, on whether the role of the Chairman and CEO should be separate and, if it is to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. Under its charter, the Nominating and Corporate Governance Committee periodically reviews and recommends to the Board the leadership structure of the Board. Because the Company’s Chairman and CEO positions are served by two individuals, the Company currently does not require a Lead Director.

The Company believes that its leadership structure allows the directors to provide effective oversight of its risk management function. The Audit Committee oversees the accounting and financial reporting processes of the Company, as well as legal and compliance matters and risk management. The Audit Committee charter provides that the Audit Committee is responsible for overseeing the internal controls of the Company along with its adherence with compliance and regulatory requirements. In carrying out its responsibilities, the Audit Committee works closely with members of Company’s executive management and employees of the firm to which the external audit services of the Company are outsourced. The Audit Committee meets regularly and receives an overview of findings from various risk management initiatives including internal audits, Sarbanes Oxley and compliance reports. The Audit Committee also receives updates between its regular meetings from the CEO, the Chief Administrative Officer (“CAO”) and the Chief Financial Officer (“CFO”) and other members of management relating to risk oversight matters. The Audit Committee provides minutes of all its meetings to the full Board. The full Board also engages in periodic discussions with the CEO, CAO, CFO and other corporate officers as the Board may deem appropriate.

In addition to the Audit Committee, the other committees of the Board consider the risks within their areas of responsibility. For example, the Compensation Committee considers the risks that may exist in the Company’s executive compensation programs. For a discussion of the Compensation Committee’s review of the Company’s senior executive officer compensation plans, employee incentive compensation plans and the risks associated with these plans, see “Compensation Policy and Practices Review” on page nine of this Proxy Statement.

Code of Ethics

The Board of Directors has approved a Code of Ethics for directors, officers and all employees of the Company and the Bank. The Board has also approved an addendum to the Code of Ethics applicable to the Company’s senior financial management, consisting of the Chief Executive Officer and Chief Financial Officer. The Code of Ethics addendum addresses, among other things, standards that are reasonably necessary to promote honest and ethical conduct, including conduct with respect to conflicts of interest, full, fair, accurate, timely and understandable disclosure in the Company’s required periodic reports and compliance with applicable governmental rules and regulations. A copy of the Company’s Code of Ethics and its addendum may be obtained by visiting the “Investor Relations” section of the Bank’s website at www.bankofclarke.com.

Board and Committee Meeting Attendance

During 2012, the Board of Directors of the Company held eight meetings. The Directors of the Company also serve as Directors of the Bank. The Bank’s Board held twelve meetings in 2012. During 2012, each Director attended greater than 75% of the aggregate number of meetings of both Boards of Directors and meetings of committees on which he or she was a member.

Executive Sessions

Independent Directors meet periodically outside of regularly scheduled Board meetings. These sessions are led by the Chairman of the Board. The Independent directors met four times during 2012.

Committees of the Board

Audit Committee. The Audit Committee is appointed by the Board of Directors to fulfill its oversight responsibility to the shareholders relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and the qualifications, independence and the performance of the internal audit function. During 2012, the Company outsourced its internal audit function to an independent public accounting firm that specializes in financial institutions. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. The Audit Committee and the Board of Directors have adopted a written charter for the Audit Committee, which may be viewed by visiting the “Investor Relations” section of the Company’s website at www.bankofclarke.com.

The Audit Committee met four times during 2012. This committee consists of Messrs. Rinker, Vickers, Vinson and Wilkins. Each of the members of the Audit Committee is independent as that term is defined in the listing standards of NASDAQ and Securities and Exchange Commission regulations. The Company does not have an “audit committee financial expert” as defined by Securities and Exchange Commission regulations because the Board of Directors believes that each of the members of the Audit Committee has the ability to understand financial statements and generally accepted accounting principles, the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, an understanding of internal controls and procedures for financial reporting and an understanding of audit committee functions.

Compensation Committee. The Compensation Committee is a committee of the Bank’s Board of Directors. The Compensation Committee met three times in 2012. The Compensation Committee reviews the CEO’s performance and compensation and reviews and sets guidelines for compensation of the other executive officers. All decisions by the Compensation Committee relating to the compensation of the Company’s executive officers are reported to the full Board of Directors. The Compensation Committee consists of Mrs. Glaize and Messrs. Rinker, Smalley, Vickers and Wilkins, each of whom is independent as that term is defined by the listing standards of NASDAQ. The Compensation Committee and the Board of Directors have adopted a written charter for the Compensation Committee, which may be viewed by visiting the “Investor Relations” section of the Bank’s website at www.bankofclarke.com.

Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee is appointed by the Board of Directors. The Nominating/Corporate Governance Committee met four times in 2012. The Nominating/Corporate Governance Committee consists of Messrs. Byrd, Gilpin, Stokely, and Vickers, each of whom is independent as that term is defined in the listing standards of NASDAQ. The purpose of this committee is to recommend individuals for election to the Board of Directors in accordance with the Company’s Articles of Incorporation and Bylaws and oversee the corporate governance practices of the Company. The Nominating/Governance Committee and the Board of Directors have adopted a written charter for the Nominating/Corporate Governance Committee, which may be viewed by visiting the “Investor Relations” section of the Bank’s website at www.bankofclarke.com.

In identifying potential nominees, the Nominating/Corporate Governance Committee takes into account such factors as it deems appropriate, including the current composition of the Board, the range of talents, experiences and skills that would best complement those that are already represented on the Board, the balance of management and independent Directors and the need for specialized expertise. The Board considers candidates for Board membership suggested by its members and management, and the Board will also consider candidates suggested informally by a shareholder of the Company.

The Nominating/Corporate Governance Committee considers, at a minimum, the following factors for potential new Directors or the continued service of existing Directors:

•	the ability of the prospective nominee to represent the interests of the shareholders of the Company;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•

the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards; and

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise that represents a diversity of background appropriate for the Board.

The process used for selecting new candidates for the Board of Directors involves identifying the need to add a new member with specific qualifications or to fill a vacancy. The Chairman of the Nominating/Corporate Governance Committee will initiate a search, which may involve seeking input from Board members and senior management, and considering any candidates recommended by shareholders. A list of candidates which satisfy certain criteria and otherwise qualify for membership is presented to the Nominating/Corporate Governance Committee. The Chairman of the Board, along with the President and Chief Executive Officer, conducts interviews with preferred candidates from the list. Afterwards, the Nominating/Corporate Governance Committee meets to conduct further interviews of preferred candidates, if necessary, and to recommend final candidates for approval by the full Board of Directors.

Shareholders entitled to vote for the election of directors may submit candidates for formal consideration by the Company in connection with an Annual Meeting if timely written notice is received, in proper form, for each such recommended Director nominee. If the notice is not timely and in proper form, the nominee will not be considered by the Company. To be timely for the 2014 Annual Meeting, the notice must be received within the time frame set forth in the section titled “Shareholder Proposals for the 2014 Annual Meeting” within this Proxy Statement. To be in proper form, the notice must include each nominee’s written consent to be named as a nominee and to serve, if elected, and information about the shareholder making the nomination and the person nominated for election.

Annual Meeting Attendance

The Company has not adopted a formal policy on Director Attendance at its Annual Meeting, although all Directors are encouraged to attend and historically most have done so. All Directors except one attended the Company’s 2012 Annual Meeting.

Shareholder Communication

Shareholders may communicate with all members or any member of the Board of Directors by addressing correspondence to “Board of Directors” or to the individual Director. Such correspondence should be addressed to the Secretary of the Company, P.O. Box 391, Berryville, Virginia 22611. All communications so addressed will be forwarded promptly, without screening, to the Chairman of the Board of Directors (in the case of correspondence addressed to “Board of Directors”) or to the individual Director.

Director Compensation

The following table provides compensation information for the year ended December 31, 2012 for each non-employee director of the Company’s Board of Directors:

Director Compensation Table

Fiscal Year 2012

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Total ($)
Thomas T. Byrd	12,200	8,500	20,700
Thomas T. Gilpin	20,800	8,500	29,300
Mary Bruce Glaize	11,800	8,500	20,300
Douglas C. Rinker	13,700	8,500	22,200
Robert W. Smalley, Jr.	14,900	8,500	23,400
John D. Stokely, Jr.	13,400	8,500	21,900
James T. Vickers	12,800	8,500	21,300
Randall G. Vinson	12,000	8,500	20,500
James R. Wilkins, Jr.	12,500	8,500	21,000

(1)

John R. Milleson, the Company’s President and Chief Executive Officer is not included in this table as he receives no compensation for his services as a director. The compensation received by Mr. Milleson as an employee is shown in the Summary Compensation Table on page 12.

(2)

The amounts in this column reflect the aggregate grant date fair value of the awards computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation (formerly FASB 123R, Share–Based Payment). The grant date fair value for these stock awards of $21.25 per share was based on the closing sales price of the Company’s common stock on the grant date (June 20, 2012). At December 31, 2012, each non-employee director had no shares of restricted stock outstanding. During 2012, each director received 400 shares of restricted stock in June, which vested in December.

The Compensation Committee evaluates the compensation of the Directors annually. The Compensation Committee relies primarily on information regarding the director compensation of similar financial institutions. Based on this evaluation, the Compensation Committee recommends changes in compensation to the Board of Directors for approval. During 2012, the Compensation Committee did not recommend any changes in director compensation to the Board of Directors.

Non-employee members of the Board of Directors each receive an annual retainer and $500 per Board meeting attended for service as a member of the Bank’s Board of Directors. During 2012, the Chairman of the Board’s retainer was $10,000 and other directors’ retainer was $5,000. Members of the Audit Committee and Compensation Committee received $300 per meeting attended. Members of all other Bank committees received $100 per meeting attended during 2012. In addition to cash compensation, non-employee members of the Board of Directors receive stock awards in accordance with the Company’s Stock Incentive Plan, as disclosed in the footnotes of the table above.

Certain Relationships and Related Transactions

The Company, through its subsidiary Bank, grants loans to and accepts deposits from its directors, principal officers and related parties of such persons during the ordinary course of business. Loans are granted on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers not related to the Company and do not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate balance of loans to directors, principal officers and their related parties was $11,130,000 at December 31, 2012. Deposits are accepted on the same terms, including interest rates, as those prevailing at the time for comparable transactions with other customers. The aggregate balance of deposits from directors, principal officers and their related parties was $12,784,000 at December 31, 2012.

The Company has not adopted a formal policy that covers the review and approval of related person transactions by the Board of Directors. The Board, however, does review all such transactions that are proposed to it for approval. During such a review, the Board will consider, among other things, the related person’s relationship to the Company, the facts and circumstances of the proposed transaction, the aggregate dollar amount of the transaction, the related person’s relationship to the transaction and any other material information. The Audit Committee of the Board also has the responsibility to review significant conflicts of interest involving directors or executive officers.

In addition, any extensions of credit to directors and officers are required to be on substantially the same terms as comparable transactions to non-related parties at the time of the extension of credit, pursuant to Regulation O – Loans to Executive Officers, Directors and Principal Shareholders of Member Banks of the banking regulations applicable to us.

Compensation Policy and Practices Review

The Compensation Committee and management conducted a review of its compensation plans, policies and practices. The Committee also utilized the assistance of its independent compensation advisor for this review. The Committee reviewed each plan’s stated objective and purpose, categories of participants, the manner in which accountability is assigned for the administration of each plan, performance measures used and the process for determining and verifying results, and the range of potential payouts. In addition, the Committee’s advisor reviewed the competitiveness and mix of compensation elements comprising the total executive compensation package.

As a result of the review, the Committee found that the Company’s compensation policies, plans and practices do not encourage unnecessary or unreasonable risk-taking and do not give rise to risks that are reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION

General. The Compensation Committee of the Bank’s Board of Directors reviews the salary and other compensation of executive officers, including the named executive officers, and provides oversight of the compensation programs. The Compensation Committee consists entirely of non-employee, independent members of the Board of Directors and operates under a written charter approved by the Board of Directors. All recommendations from the Compensation Committee regarding the compensation of executive officers are approved by the Board of Directors.

Objectives of the Compensation Program. The primary objective of the executive compensation program is to attract and retain highly skilled and motivated executive officers who will manage the company in a manner to promote its growth and profitability and advance the interest of its shareholders. Additional objectives of our executive compensation program are the following:

•	align executive pay with shareholders’ interests;

•	recognize individual initiative and achievements; and

•	unite the entire executive management team to a common objective.

Executive Compensation Principles. The executive compensation program generally consists of base salaries, annual cash incentive payments in the form of annual bonuses and long-term equity incentives in the form of stock awards. These components of executive compensation are used together to strike an appropriate balance between cash and stock compensation and between short-term and long-term incentives. We expect a portion of an executive officer’s total compensation to be tied both to the Company’s annual and long-term performance as well as to the creation of shareholder value. In particular, we believe that short-term annual cash incentive compensation should be tied directly to both company performance and individual performance for the fiscal year. In contrast, we believe that the value of long-term incentive compensation should be tied directly to long-term company performance and an increase in shareholder value. Under the program, performance above targeted standards results in increased total compensation, and performance below targeted standards results in decreased total compensation.

We differentiate compensation to executive officers based on the principle that total compensation should increase with an executive officer’s position and responsibility, while at the same time a greater percentage of total compensation should be tied to Company and individual performance. Thus, executive officers with greater roles and responsibilities associated with achieving performance targets should receive a lesser proportion of the reward if those targets are not achieved and should receive a greater proportion of the reward if those targets are met or surpassed. In addition, as an executive officer’s position and responsibility increases, the use of long-term incentive compensation should increase where executive officers have the greatest influence on strategic performance over time.

How Executive Pay Levels are Determined. The Compensation Committee reviews the executive compensation program and its elements annually. In determining the compensation of the executive officers, the Committee evaluates total overall compensation, as well as the mix of salary, cash bonus incentives and equity incentives, using a number of factors including the following:

•	the Company’s financial and operating performance, measured by attainment of specific strategic objectives and operating results;

•	the duties, responsibilities and performance of each executive officer;

•	historical cash and equity compensation levels; and

•	comparative industry market data to assess compensation competitiveness.

With respect to comparative industry data, the Compensation Committee reviews executive salaries and evaluates compensation structures and the financial performance of comparable companies in a designated peer group established by the Compensation Committee. The peer group used for comparison purposes is primarily comprised of public companies in the banking industry that are similar in size with similar market capitalizations and other characteristics. In 2012, the Compensation Committee selected 26 companies for analysis of their financial performance and compensation structures. These companies include: Access National, Alliance Bankshares, American National, Annapolis Bancorp, BCSB Bancorp, C&F Financial, F&M Bank Corp., Fauquier Bankshares, First Century Bankshares, First National Corporation, First Sentry Bancshares, High Point Bank, Highlands Bankshares, Middleburg Financial, Monarch Financial Holdings, MVB Financial, New Century Bancorp, Old Line Bancshares, Old Point Financial, Pinnacle Bankshares, Potomac Bancshares, Southern National Bancorp of VA, Tri-County Financial, Uwharrie Capital, Valley Financial and WashingtonFirst Bankshares. The financial metrics used by the Compensation Committee to evaluate the Company’s performance and the performance of peer companies included revenue growth, return on assets and return on equity.

Components of Executive Compensation. The components of the executive compensation program included base annual salary, annual cash incentive payments in the form of bonuses and long-term incentives through equity compensation under the Company’s Stock Incentive Plan. The Company provides retirement benefits through a 401(k) savings plan. The Company also provides health and welfare benefits that include participation in health, dental and vision plans and various insurance plans, including disability and life insurance.

Each of the components of executive compensation is designed to reward and provide incentives to executive officers consistent with the Company’s overall policies and principles on executive compensation. These components and the rationale and methodology for each are described below. Specific information on the amounts and types of compensation earned by the named executive officers during 2012 can be found in the “Summary Compensation Table” and other tables and narrative disclosures following this discussion.

Base Salary: The Company’s philosophy regarding base salary is to provide reasonable current income to the named executive officers in amounts that will attract and retain individuals with a broad, proven track record of performance.

The base salary for the President and Chief Executive Officer of the Company is approved by the Board of Directors, excluding the President and Chief Executive Officer, based on the recommendation of the Compensation Committee. In making this determination for 2012, the Board of Directors evaluated the performance of the Chief Executive Officer based on the Company’s financial performance, achievements in implementing the Company’s long-term strategy, and the personal observations of the Chief Executive Officer’s performance by the members of the Board of Directors. The Board of Directors also considered a salary survey, prepared by the Virginia Bankers Association, of commercial banks that are similar in terms of size, economic conditions and other factors. No particular weight was given to any particular aspects of the performance of the Chief Executive Officer.

Base salaries for executive officers other than the President and Chief Executive Officer are approved by the Board of Directors based on the recommendation of the Compensation Committee, with the input of the President and Chief Executive Officer. In making base salary determinations for 2012, the Compensation Committee evaluated the performance of the executive officers based on the Company’s financial performance, achievements in implementing the Company’s long-term strategy, and the personal observations of the executive officers’ performance by the Chief Executive Officer. As described above, the Compensation Committee also reviews the salary survey prepared by the Virginia Bankers Association. No particular weight was given to any particular aspects of the performance of the executive officers.

After review of the Company’s performance relative to commercial banks that are similar in terms of size, economic conditions and other factors, the Compensation Committee recommended base salary increases for the Chief Executive Officer and executive officers of the Company to the Board of Directors.

Annual Incentive Bonus: Executive officers have the opportunity to earn an annual incentive bonus up to a predetermined percentage of base salary. For 2012, the annual incentive plan was comprised of two components: (1) the Company’s overall ranking in the Davenport & Company, LLC Community Bank Report of fifty Virginia banks and (2) the attainment of 2012 Company performance goals.

The factors considered in the overall ranking of the first component of the incentive plan are profitability, liquidity, asset quality and capital. The Company must achieve a ranking of at least thirty (30) for executives to receive a 3.00% of base salary payout. Should the Company rank fifth or better overall, the payout is 13.00% of base salary. The Company’s final ranking in the Community Bank Report is not yet available. The Company performance goals that were a part of the second component of the 2012 annual incentive were net income, net loan growth, non-maturity deposits growth, non-interest income from operations and net interest margin. All or a portion of the second component could be paid upon the attainment of singular goals, achievement of every goal was not required. Each of the goals was given an equal weighting and the maximum payment for the Company performance component of the plan is 5.00%. Four of the five Company performance goals were attained for 2012 and a payout of 4.00% of executive base salary is expected for the attainment of 2012 Company performance goals.

Equity Compensation: The Compensation Committee may provide equity compensation to executive officers through long-term stock awards. Equity compensation has been made to executive officers in the form of restricted stock, which is both time and performance based. The time based shares vest over a three year period whereby the executive receives one-third of the shares on the anniversary of the grant date if that executive is employed on the anniversary date. The performance based shares granted in 2012 vest over a one year period whereby the executive may receive a portion or all of the shares on the one year anniversary of the grant date if the Company achieves a targeted performance, provided that the executive is employed on the anniversary date.

The goal of the Compensation Committee in granting equity compensation is to directly link an executive’s compensation opportunities with shareholder value creation. The multi-year vesting of stock awards focuses executive officers on consistent long-term growth in shareholder value and requires executive officers to remain employed for extended periods to receive the full benefit of the awards.

Beginning in 2006, the Company’s practice with respect to the timing of stock awards is to make restricted stock grants to executive officers once each year in January. On January 3, 2012, the Compensation Committee awarded restricted stock grants and performance vested shares to the executive officers. The total amount of stock awards was set based on the executive’s position. The Compensation Committee determined that these stock awards should be split between time and performance based shares, but that more time based shares should be awarded than performance based to encourage long-term growth in shareholder value. The Company must achieve a rank of at least thirty (30) in the Davenport & Company, LLC Community Bank Report for the fiscal year of the vesting period for the executive to receive fifty percent of the eligible performance based shares granted during 2012. The Company must achieve a rank of five (5) or better for the fiscal year of the vesting period for the executive to receive all of the eligible performance based shares granted during 2012. The Company’s final ranking in the Community Bank Report is not yet available.

Retirement and Other Benefits: The Company provides additional compensation to the named executive officers through various plans which are also available to some or all of the employees. The Compensation Committee oversees these plans and the Compensation Committee considers these plans when reviewing a named executive officer’s total annual compensation and when determining the annual and long-term compensation components described above. These plans are described below.

Pension Plan

Effective December 31, 2006, the pension plan was amended and frozen so that no further benefits will accrue under the plan and no additional employees may become participants. The pension plan was terminated effective September 30, 2011 and after receiving final approval from the Internal Revenue Service, distributions in the form of lump-sum cash payments to plan participants, rollovers and purchasing annuity contracts were completed on December 19, 2011.

Employee 401(k) Savings and Stock Ownership Plan

The Company sponsors a 401(k) savings plan under which eligible employees, including executive officers, may defer a portion of their salary on a pretax basis, subject to certain IRS limits. Each participant in this plan has the right to vote the shares of Common Stock allocated to his or her account. Prior to January 1, 2007, the Company matched 50 percent of employee contributions, on a maximum of six percent of salary deferred, with Company common stock or cash, as elected by each employee. In conjunction with amending the pension plan, the 401(k) plan was amended, effective January 1, 2007, to include a non-elective safe-harbor employer contribution and an age-weighted employer contribution. Each December 31st, qualifying employees will receive a non-elective safe-harbor contribution equal to three percent of their salary for that year. Also, each December 31st, qualifying employees will receive an additional contribution based on their age and years of service. The percentage of salary for the age-weighted contribution increases on both factors, age and years of service, with a minimum of one percent of salary and a maximum of ten percent of salary.

In 2012, all executive officers participated in the 401(k) plan and each received all eligible matching contributions under the amended plan. The Company’s contribution to this plan on behalf of each named executive is disclosed in the “Summary Compensation Table” below.

Employment Agreements. In order to retain and attract executive officers, the Company recognizes the need to enter into employment agreements with provisions for benefits in connection with a termination of employment. The Compensation Committee evaluates the potential payments to executive officers under various arrangements that provide for severance payments, including termination and change of control arrangements, in connection with its annual review of executive compensation.

A description of the terms of our severance plans, the specific circumstances that trigger payment of benefits, an estimate of benefits payable upon the occurrence of those triggering events and other information relating to such plans can be found under the captions of “Employment Agreements” and “Potential Payments upon Termination of Employment or Change-in-Control” below.

Annual Compensation of Executive Officers

The following tables and discussion summarize the compensation earned during 2012 and 2011 by (1) the chief executive officer and (2) each of the two other most highly compensated executive officers who earned more than $100,000 in total compensation for services rendered in all capacities during 2012.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
John R. Milleson President and Chief Executive Officer	2012	285,000	50,825	39,900	50,686	426,411
	2011	275,000	24,375	10,175	37,471	347,021

James W. McCarty, Jr. Vice President and Secretary-Treasurer	2012	203,000	28,475	28,420	27,563	287,458
	2011	188,000	19,500	6,956	24,756	239,212

Kathleen J. Chappell Vice President and Chief Financial Officer	2012	160,000	25,125	22,400	20,068	227,593
	2011	140,000	17,875	5,180	13,720	176,775

(1)

The amounts reported reflect the aggregate grant date fair value of the awards computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation (formerly FASB 123R Share–Based Payment). This presentation replaces the dollar amount recognized for financial statements purposes and has been reflected for all fiscal years presented. Stock awards consist of both restricted and performance-based awards. Performance-based awards in the above table assume the probable outcome of performance conditions is equal to the maximum potential value of the awards. Additionally, the amount for Mr. Milleson also reflects an equity award of 500 shares granted at the discretion of the Compensation Committee. For valuation and discussion of assumptions related to stock and option awards, please refer to Note 11 to the Company’s audited financial statements for the fiscal year ended December 31, 2012, included in he Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 23, 2012.

(2)

This column represents bonus amounts earned under the Company’s annual incentive plan for achievements relating to Company performance and is discussed in further detail on page 10 under the heading “Annual Incentive Bonus”. A bonus of 3.7% was paid for 2011. The 2012 bonus has not yet been paid. Based on the attainment of Company performance goals, the payout for the corporate performance component of the 2012 incentive plan will be 4.0% of base salary. Additional incentive amounts based on the other component, the Davenport & Company, LLC Community Bank report will be 10.0% of base salary.

(3)	The amounts in this column are detailed in the table titled “All Other Compensation” below.

The Company has entered into employment agreements with Mr. Milleson and Mr. McCarty as described below in the “Employment Agreements” section. All compensation paid to the named executive officers is determined as described above in the “Compensation Discussion and Analysis” section

All Other Compensation

Fiscal Year 2012

Name	401(k) Company Contributions ($)	Life Insurance Premiums ($) (1)	Restricted Stock Dividends ($) (2)	Total ($)
John R. Milleson	46,313	1,856	2,517	50,686
James W. McCarty, Jr.	24,360	1,269	1,934	27,563
Kathleen J. Chappell	17,600	945	1,523	20,068

(1)	The amounts in this column represent the annual premium of group term life insurance with a death benefit equal to three times annual compensation, which the Bank provides to all employees.
(2)

The amounts in this column represent dividends received during 2012 on unvested shares of restricted stock. Under the Company’s Stock Incentive Plan, holders are entitled to dividends from the grant date through the vesting period.

Employment Agreements

The Company entered into employment agreements with John R. Milleson and James W. McCarty, Jr., effective January 1, 2004. Both agreements were amended and restated on December 31, 2008. The agreements automatically renew and are extended by one year on a daily basis. Both Mr. Milleson’s and Mr. McCarty’s agreements provide for the termination of employment by the Company without “cause” and termination for “good reason” (as those terms are defined in the Agreement). Termination under either of these circumstances will entitle them to (i) monthly payments equal to one-twelfth of their annual base salary for the remainder of the then current term of the Agreement, (ii) a payment in cash equal to the greater of their highest cash bonus in any of the three fiscal years before the year in which termination occurs and the amount of cash bonus that they were designated to receive under the Company’s annual incentive plan, (iii) the continued benefit to them for the remainder of the then current term of the Agreement of all employee benefit plans and programs or arrangements in which they were entitled to participate prior to their termination and (iv) reasonable out-placement services paid by the Company up to an amount that does not exceed 10% of annual base salary. Mr. Milleson and Mr. McCarty will not be entitled to any compensation or other benefits under the agreement if employment is terminated for cause. If they are terminated without cause or resign for good reason within one year following a “change of control” (as defined in the Agreement), they will receive an amount equal to 299% of their average total compensation over the most recent five calendar year period of their employment with the Company prior to the change in control (subject to reduction to the extent that such payment constitutes an “excess parachute payment” under the Internal Revenue Code of 1986, as amended). The agreement also contains covenants relating to non-competition and non-solicitation, each for a period of 12 months following the last day of employment, and covenants relating to confidentiality and nondisclosure.

The Company has not entered into any other agreement or arrangement that provides for the payment of severance or similar benefits to any of the named executive officers in connection with a termination of employment for any other reason.

Holdings of Stock Options and Stock Awards

The following table contains information concerning unexercised stock options and unvested stock awards at December 31, 2012 for each of the named executive officers.

Outstanding Equity Awards

Fiscal Year-End 2012

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
John R. Milleson	4,000	21.55	10/1/2014	—	—	—	—
	4,000	21.63	10/1/2013	—	—	—	—
	—	—	—	300	6,600	—	—
	—	—	—	600	13,200	—	—
	—	—	—	1,200	26,400	1,200	26,400

James W. McCarty, Jr.	2,000	21.55	10/1/2014	—	—	—	—
	2,000	21.63	10/1/2013	—	—	—	—
	—	—	—	300	6,600	—	—
	—	—	—	550	12,100	—	—
	—	—	—	850	18,700	850	18,700

Kathleen J. Chappell	—	—	—	250	5,500	—	—
	—	—	—	500	11,000	—	—
	—	—	—	750	16,500	500	11,000

(1)

These amounts are comprised of unvested shares of time based restricted stock at December 31, 2012, which were issued January 4, 2010, January 3, 2011 and January 3, 2012. These shares vest over a three year period whereby the executive receives one-third of the shares on the anniversary of the grant date if that executive is employed on the anniversary date.

(2)

These amounts are comprised of unvested shares of performance based restricted stock at December 31, 2012, which were issued January 3, 2012. These shares vest over a one year period whereby the executive may receive fifty percent of the eligible performance based shares granted if the Company achieves a rank of at least thirty in the Davenport & Company, LLC Community Bank Report for the fiscal year of the vesting period. The executive may receive all of the eligible performance based shares granted during 2012 if the Company achieves a rank of five or better in the Davenport & Company, LLC Community Bank Report. The vesting date for the shares issued January 3, 2012 is January 3, 2013. At the date of this report, the Company’s overall 2012 ranking in the Davenport & Company, LLC Community Bank Report is not known.

(3)	These amounts represent the fair market value of the restricted stock awards on December 31, 2012. The closing price of the Company’s common stock was $22.00 on that date.

Equity Compensation Plan

The following table set forth the information as of December 31, 2012, with respect to compensation plans under which shares of Common Stock are authorized for issuance:

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (1)

Equity Compensation Plans Approved by Shareholders:
2003 Stock Incentive Plan	20,000	21.59	191,706

Equity Compensation Plans Not Approved by Shareholders:(2)	—	—	—

Total	20,000	21.59	191,706

(1)	Amounts exclude any securities to be issued upon exercise of outstanding options, warrants and rights.
(2)	The Company does not have any equity compensation plans that have not been approved by shareholders.

Potential Payments upon Termination of Employment or Change-in-Control

Potential Payments Upon Change-in-Control

In the event of termination without cause or resignation for good reason within one year of a change in control, Mr. Milleson’s and Mr. McCarty’s employment agreements with the Company provide for a lump-sum severance payment equal to 2.99 times their average total compensation over the most recent five calendar year period of his employment with the Company prior to a change of control.

Additionally, under the term of the Company’s Stock Incentive Plan, accelerated vesting of both outstanding stock options and restricted stock grants will occur in the event of a change in control. Typically, the payments relating to stock options represent the value of the unvested and accelerated stock options, calculated by multiplying the number of accelerated options by the difference between the exercise price and the closing price of the Company’s Common Stock on the applicable date. At December 31, 2012, Mr. Milleson and Mr. McCarty had unvested options totaling 8,000 and 4,000, respectively. At December 31, 2012, the exercise price of the outstanding options was less than the closing price of the Company’s Common Stock of $22.00. At December 31, 2012, Mr. Milleson and Mr. McCarty had unvested stock grants totaling 3,300 and 2,550, respectively. For Mr. Milleson, the value of the accelerated vesting of his stock grants was $72,600 at December 31, 2012. For Mr. McCarty the value of the accelerated vesting of his stock grants was $56,100 at December 31, 2012.

Potential Payments Upon Involuntary Termination Without Cause or Good Reason

In the event Mr. Milleson or Mr. McCarty is terminated without cause or resigns for good reason, their employment agreements with the Company provide for monthly payments equal to one-twelfth of their annual base salary for the remainder of the then current term of the Agreement, a payment in cash equal to the greater of their highest cash bonus in any of the three fiscal years before the year in which termination occurs and the amount of cash bonus that they were designated to receive under the Company’s annual incentive plan, the continued benefit to them for the remainder of the then current term of the Agreement of all employee benefit plans and programs or arrangements in which they were entitled to participate prior to his termination and reasonable out-placement services paid by the Company up to an amount that does not exceed 10% of annual base salary. The exact amount of cash bonus to be received under the Company’s 2012 annual incentive is not yet known but may be between 0% and 18% of the named executive officer’s base salary. For Mr. Milleson that amount could be between $0 and $51,300 and for Mr. McCarty between $0 and $36,540.

The following table shows potential payments to Mr. Milleson and Mr. McCarty under existing employment agreements, plans or arrangements for various events involving a change of control or termination of employment of each of our named executive officers, assuming a December 31, 2012 termination date, and where applicable, using the closing price of our Common Stock of $22.00 at December 31, 2012.

Potential Payments Upon Termination of Employment or Change in Control

Name	Benefit	Termination Without Cause or For Good Reason	Termination Without Cause or For Good Reason After Change in Control	Death Benefits	Disability Benefits
John R. Milleson	Post-Termination Compensation	$285,000	$285,000	$23,750	$—
President and Chief	Non-Equity Incentive Plan Compensation	39,900	39,900
Executive Officer	Early vesting of Restricted Stock	46,200	46,200
	Health and welfare benefits continuation	9,224	9,224
	401(k) contributions	46,313	46,313
	Early vesting of Performance Stock	26,400	26,400
	Early vesting of Stock Options	—	—
	Out-placement services (1)	28,500	28,500
	Excess change in control payment over amounts payable above	—	160,312

	Total Value	$481,537	$641,849	$23,750	$—

James W. McCarty, Jr.	Post-Termination Compensation	$203,000	$203,000	$16,917	$—
Vice President and	Non-Equity Incentive Plan Compensation	28,420	28,420
Secretary-Treasurer	Early vesting of Restricted Stock	37,400	37,400
	Health and welfare benefits continuation	7,425	7,425
	401(k) contributions	24,360	24,360
	Early vesting of Performance Stock	18,700	18,700
	Early vesting of Stock Options	—	—
	Out-placement services (1)	20,300	20,300
	Excess change in control payment over amounts payable above	—	158,124

	Total Value	$339,605	$497,729	$16,917	$—

(1)	This amount has been estimated using the most conservative approach of 10% of annual base salary.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors has appointed the firm of Smith Elliott Kearns & Company, LLC, as independent public accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2013. Smith Elliott Kearns & Company, LLC, has audited the financial statements of the Company and the Bank since 2005. Representatives of Smith Elliott Kearns & Company, LLC, are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

Although our Bylaws do not require shareholder ratification or other approval of the retention of our independent registered public accounting firm, as a matter of good corporate governance, the Board of Directors is requesting that the shareholders ratify the appointment of Smith Elliott Kearns & Company, LLC, as our independent registered public accounting firm for the fiscal year ending December 31, 2013. A majority of the votes cast by the holders of our common stock is required for the ratification of the appointment of Smith Elliott Kearns & Company, LLC, as our independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE TO RATIFY THE APPOINTMENT OF SMITH ELLIOTT KEARNS & COMPANY, LCC, AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

AUDIT INFORMATION

Audit Committee Report

The Audit Committee’s Report to the Shareholders, which follows, was approved and adopted by the Committee on March 21, 2013.

Management is responsible for the establishment and maintenance of the Company’s internal controls over financial reporting, assessing the effectiveness of those internal controls over financial reporting, maintaining the financial reporting process to ensure the accuracy and integrity of the Company’s consolidated financial statements, and compliance with laws and regulations and ethical business standards. The independent registered accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and the Company’s internal controls over financial reporting, expressing an opinion as to the conformity of the Company’s consolidated financial statements with U.S. generally accepted accounting principles and expressing an opinion as to the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent registered accounting firm engaged for the purpose of issuing an audit report and performing other audit, review, or attestation services for the Company. Because the Company outsources its internal audit function, the Audit Committee is also responsible for the appointment, compensation, retention and oversight of the work of the independent registered accounting firm engaged to perform internal audit services for the Company. The Audit Committee also monitors and oversees the accounting and financial reporting processes of the Company on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and Smith Elliott Kearns & Company, LLC, the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements for the year ended December 31, 2012 were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed these consolidated financial statements with management and Smith Elliott Kearns & Company, LLC, including the scope of the independent registered public accounting firm’s responsibilities, critical accounting policies, and practices used and significant reporting issues and judgments made in connection with the preparation of such financial statements.

The Audit Committee has reviewed and discussed the audited financial statements with management and discussed the matters required by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards Vol. I. AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to the conduct of the audit with the independent registered public accounting firm. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with them their independence from the Company and its management.

Based on such reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the Securities and Exchange Commission on March 28, 2013.

Audit Committee

James R. Wilkins, Jr., Chairman

Douglas C. Rinker

James T. Vickers

Randall G. Vinson

Fees of the Independent Registered Public Accounting Firm

Audit Fees. The aggregate fees billed by Smith Elliott Kearns & Company, LLC for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2012 and 2011 and for the review of the financial statements included in the Quarterly Reports on Form 10-Q for those fiscal years were $58,300 and $57,645, respectively.

Audit Related Fees. The aggregate fees billed by Smith Elliott Kearns & Company, LLC for professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and not reported under the heading “Audit Fees” above for the fiscal years ended December 31, 2012 and 2011 were $11,125 and $10,800, respectively. During 2012 and 2011, these services included employee benefit plan audits.

Tax Fees. Smith Elliott Kearns & Company, LLC did not provide any professional services related to taxes during the fiscal years ended December 31, 2012 and 2011.

All Other Fees. There were no other fees billed by Smith Elliott Kearns & Company, LLC during the fiscal years ended December 31, 2012 and 2011.

Audit Committee Pre-Approval Policy

All audit and audit related services performed by Smith Elliott Kearns & Company, LLC were pre-approved in accordance with the Audit Committee’s Charter. The Audit Committee, or a designated member of the committee, must pre-approve all audit (including audit related) and non-audit services performed by the independent registered public accounting firm in order to ensure that the performance of such services does not impair the registered public accounting firm’s independence. Any interim pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

PROPOSAL THREE – ADVISORY VOTE ON EXECUTIVE COMPENSATION

As part of implementing the “say-on-pay” requirements of Section 14A of the Exchange Act, the SEC requires an advisory, non-binding shareholder vote to approve the compensation of the named executive officers in this Proxy Statement. Such a proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not to endorse the Company’s executive pay program. Accordingly, our shareholders are hereby given the opportunity to cast an advisory vote on the Company’s executive compensation as described above in this Proxy Statement under the heading “Executive Compensation” and the tabular disclosure of named executive officer compensation and the related material.

The Company has in place comprehensive executive compensation plans. This Proxy Statement fully and fairly discloses all material information regarding the compensation of the Company’s named executive officers, so that shareholders can evaluate the Company’s approach to compensating its executives. The Company believes that its executive compensation is competitive, is focused on pay for performance principles, is strongly aligned with the long-term interests of our shareholders and is necessary to attract and retain experienced, highly qualified executives critical to the Company’s long-term success and the enhancement of shareholder value. The Board of Directors believes the Company’s executive compensation achieves these objectives, and, therefore, unanimously recommends that shareholders vote “for” the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THIS PROPOSAL TO PROVIDE ADVISORY, NON-BINDING APPROVAL OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS.

PROPOSAL FOUR

ADVISORY VOTE ON FREQUENCY OF FUTURE VOTES ON EXECUTIVE COMPENSATION

In addition to the non-binding “say-on-pay” regarding executive compensation, our shareholders also have the opportunity to vote, on an advisory basis, for their preference as to whether this advisory vote should be conducted every one, two, or three years. This non-binding vote on “frequency” will be provided at least once every six years beginning with our 2013 Annual Meeting.

After careful consideration, our Board and Compensation Committee believe that conducting the “say-on-pay” advisory vote every three years is appropriate for the Company for the following reasons:

•

A three-year voting cycle allows shareholders to review compensation over a longer period. This longer period also allows shareholders sufficient time to evaluate the impact of changes made in one year where outcomes may not be immediately known.

•

A three-year voting cycle is more closely aligned with a longer-term view of compensation and consistent with the vesting period we typically use for equity awards – the long term incentive component in our total compensation program.

•

A three-year voting cycle allows sufficient time for the Compensation Committee, assisted by its outside advisor, to more fully evaluate philosophy and our long-term compensation strategy, conduct more meaningful dialogue with shareholders, and implement and evaluate the impact of changes deemed appropriate.

The Company recognizes that shareholders may have different views as to the best approach for the Company, and we look forward to hearing from our shareholders as to the frequency of an advisory vote on executive compensation. As with the advisory nature of the “say-on-pay” vote on executive compensation, the advisory vote on frequency of such voting is also non-binding on the Board and Compensation Committee. However, the Compensation Committee will give careful consideration to guidance expressed by the voting results of our shareholders.

The proxy card provides shareholders with the opportunity to choose among four options (rotating the vote every one, two or three years, or abstaining) and, therefore, shareholders will act by voting to approve or disapprove the recommendation of the Board.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR A THREE-YEAR CYCLE OF VOTING ON EXECUTIVE COMPENSATION

SHAREHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

Under the regulations of the Securities and Exchange Commission, any shareholder desiring to make a proposal to be acted upon at the 2013 Annual Meeting must cause such proposal to be received, in proper form, by the Secretary of the Company, whose address is P.O. Box 391, Berryville, Virginia 22611, no later than December 17, 2013, in order for the proposal to be considered for inclusion in the Company’s Proxy Statement for that meeting. The Company anticipates holding the 2014 Annual Meeting on May 21, 2014.

The Company’s Bylaws also prescribe the procedure that a shareholder must follow to nominate Directors or to bring other business before shareholders’ meetings outside of the proxy statement process. For a shareholder to nominate a candidate for Director or to bring other business before a meeting, written notice must be received by the Company not less than sixty (60) days and not more than ninety (90) days prior to the date of the 2014 Annual Meeting. The notice must describe various matters regarding the nominee and the shareholder giving the notice. For a shareholder to bring other business before the 2014 Annual Meeting, notice must be received by the Secretary of the Company not less than sixty (60) days and not more than ninety (90) days prior to the date of the 2014 Annual Meeting. The notice must include a description of the proposed business, the reasons therefore, and other specified matters. Any shareholder may obtain a copy of the Company’s Bylaws, without charge, upon written request to the Secretary of the Company. Based on an anticipated meeting date of May 21, 2014 for the 2014 Annual Meeting, the Company must receive any notice of nomination or other business no later than March 22, 2014 and no earlier than February 20, 2014.

ANNUAL REPORT AND FINANCIAL STATEMENTS

The Company’s 2012 Annual Report to Shareholders (the “Annual Report”), which includes a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (excluding exhibits) as filed with the Securities and Exchange Commission, is being mailed to Shareholders with this Proxy Statement. A copy of the Annual Report may also be obtained without charge by writing to James W. McCarty, Jr., Secretary of the Company, whose address is P.O. Box 391, Berryville, Virginia 22611. The Annual Report is not part of the proxy solicitation materials.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of the Company is not aware of any matters to be presented for consideration at the Annual Meeting other than as set forth herein. If any other matters properly come before the Annual Meeting, or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

By Order of the Board of Directors,

James W. McCarty, Jr.
Vice President and Secretary-Treasurer

April 15, 2013

0	¢

EAGLE FINANCIAL SERVICES, INC.

Proxy for 2013 Annual Meeting of Shareholders Solicited on behalf of the Board of Directors

The undersigned hereby appoints Messrs. Randall G. Vinson, Thomas T. Byrd, and James R. Wilkins, Jr. or any one of them, as proxies, with the power of substitution in each, to act for the undersigned, as designated below, with respect to all of the Company’s Common Stock held of record by the undersigned on April 1, 2013, at the Annual Meeting of Shareholders to be held at the John H. Enders Fire Company Social Hall on Wednesday, May 15, 2013 at Noon, and at any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the nominees listed under Election of Directors.

(Continued and to be signed on the reverse side)

¢	14475	¢

ANNUAL MEETING OF SHAREHOLDERS OF

EAGLE FINANCIAL SERVICES, INC.

May 15, 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE SHAREHOLDER MEETING TO BE HELD ON MAY 15, 2013:

The Notice and Proxy Statement and Annual Report to Shareholders

are available at http://www.bankofclarke.com/2013annualmeeting.html

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

¯  Please detach along perforated line and mail in the envelope provided.  ¯

■	20530304000000000000 3	051513

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS,

“FOR” PROPOSALS 2 AND 3 AND FOR “3 YEARS” ON PROPOSAL 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

							FOR	AGAINST	ABSTAIN
1. Election of Directors: To elect five Class I Directors for the terms indicated in the Proxy Statement, as instructed below.				2.	The ratification of Smith Elliott Kearns & Company, LLC as the independent registered public accounting firm for the year ending December 31, 2013.		☐	☐	☐
	NOMINEES:			3.	The approval of the compensation of the named executive officers.		☐	☐	☐
☐ FOR ALL NOMINEES	¡ ¡	THOMAS T. GILPIN JOHN R. MILLESON ROBERT E. SEVILA ROBERT W. SMALLEY, JR. JAMES T. VICKERS	Class I Class I Class I Class I Class I
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	¡ ¡ ¡			4.	The approval of the frequency of a shareholder vote to approve the compensation of the named executives officers.	1 year ☐	2 years ☐	3 years ☐	ABSTAIN ☐
				5.	To vote in accordance with their best judgement on such other business, if any, that may properly come before the meeting.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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